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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF REGISTRANT


Novellus Systems, Ltd.
Unit 1EB, Bishops Weald House,
Albion Way,
Horsham, West Sussex
RH12 1AH, England
T 44.1403.265550
F 44.1403.266554


Novellus Systems, BV
Dillenburgstraat 5 B
5652 AM Eindhoven The
Netherlands
T 31.40.291.8010
F 31.40.257.3590


Novellus Systems GmbH
Manfred-von-Ardenni-Ring 20,
01099 Dresden,
Germany
T 49.351.89252.10
F 49.351.89252.20


Novellus Systems Ireland Ltd
IR4-1-10,
Collinstown Industrial Park,
Leixlip
Co. Kildare., Ireland
T 353.1.606.5247
F 353.1.606.5180


Novellus Systems Israel Ltd
Asia House, 4 Weizmann Street
64239 Tel-Aviv
Israel


Novellus Systems SARL
Parc de la Julienne, Bat. D, 1 er etage,
91830 Le Coudray - Montceaux
France
T 33.1.64.93.7070
F 33.1.64.93.8787


Novellus Systems Spain
Avenida Diagonal, 482
Barcelona 08006
Spain


Nippon Novellus Systems, KK
K5P Bldg., R&D C-10F,
3-2-1 Sakado, Takatsu-Ku, Kawasaki-shi
Kanagawa-ken 213, Japan
T 81.44.850.1777
F 81.44.850.1778


Novellus Systems Korea
2F DaeWoo Engineering Bldg., 9-3 SuNae-Dong,
BunDang-Ku, SungNam City, KyungKi-Do 463-020 Korea
T 82.342.738.1114
F 82.342.714.9921


Novellus Systems Taiwan
5F-1, No. 295, Sec. 2
Kwang Fu Road
Hsin-Chu City, Taiwan 30801 R.O.C.
T 886.35.730550
F 886.35.730553


Novellus Systems Semiconductor
Equipment Shanghai Co., Ltd
603-611 No. 300
Tian-Lin Bldg., Tain-Lin Road
Shanghai 200233, China
T 86.21.6485.3889
F 86.21.6485.1282


Novellus Singapore Pte Ltd.
101 Thomson Road
#21-01/02 United Square
Singapore 307591
T 65.353.9288
F 65.353.6833


Novellus Systems Beijing
B1010 Floor 10 Building B
Wan Tone New World Plaza
2 Fuchengmenwaidajie,
Beijing, China 100037
T 86.10.68578698
F 86.10.68578697